PARAMOUNT COMMUNICATIONS INC.






          Via Telecopy (215) 430-2380
          ------------

                                             January 21, 1994



          QVC Network, Inc.
          Goshen Corporate Park
          West Chester, PA 19380

          Attention:  Corporate Secretary

          Dear Sirs:

                    Reference is hereby made to the Agreement and Plan of Merger (the "Agreement"), dated as of December 22, 1993, between QVC Network, Inc. and Paramount Communications Inc. ("Paramount"). In accordance with the terms and conditions provided therein, Paramount hereby terminates the Agreement pursuant to Section 8.1(h) of the Agreement. Pursuant to Section
          8.2 of the Agreement, the exemption agreement attached thereto as Exhibit B shall be in effect as of the date hereof.


                                             PARAMOUNT COMMUNICATIONS INC.



                                             By:/s/ Donald Oresman
                                                ---------------------------


          cc:  Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York 10019
               Attention:  Pamela S. Seymon, Esq.
               (212) 403-2000